Exhibit 4.3
[Rule 144A] [Regulation S] Global Security
REALOGY CORPORATION
6.15% Senior Notes Due 2011
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO ANY

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF NOTES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE, IF THEN APPLICABLE; AND (C) WITH RESPECT TO ANY TRANSFER OF NOTES PURSUANT TO CLAUSES (A)(3), (A)(4) or (A)(5), THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE AN OPINION OF COUNSEL, CERTIFICATES AND OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT COMPLIES WITH THE FOREGOING RESTRICTIONS.
     THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP:
ISIN:
COMMON CODE:
6.15% Senior Notes Due 2011

No. ___	$
REALOGY CORPORATION
promises to pay to                      or registered assigns, the principal sum of                      ($                    ) as such amount may be adjusted as set forth on the Schedule of Exchanges, Redemptions, Repurchases, Cancellations and Transfers annexed hereto on October 15, 2011.
Interest Payment Dates: April 15 and October 15, commencing on April 15, 2007.
Records Dates: April 1 and October 1.
          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

REALOGY CORPORATION,

by

Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION,

by

Authorized Signatory

[Reverse of Note]
REALOGY CORPORATION
6.15% Senior Notes Due 2011
1. Indenture
          This Security is one of a duly authorized issue of Securities of the Company, designated as its 6.15% Senior Notes Due 2011 (herein called the “Notes,” which expression includes any further notes issued as described in Section 9 below and forming a single series therewith), issued and to be issued under an indenture, dated as of October 20, 2006 (herein called the “Indenture”), between REALOGY CORPORATION, a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto relevant to the Notes reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.
          Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.
2. Interest
     (a) The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2007, to the Holders of record on the immediately preceding April 1 or October 1 (each a Record Date). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 20, 2006. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          The period beginning on, and including, October 20, 2006 and ending on, but excluding, the next Interest Payment Date thereafter, and each successive six-month period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an “Interest Period.”
     (b) Interest Rate Adjustment. The interest rate payable on this Note will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating applicable to this Note (a “rating”) as set forth below.

          If the rating from Moody’s is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from that set forth in paragraph (a) above by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	.25%
Ba2	.50%
Ba3	.75%
B1 or below	1.00%
          If the rating from S&P is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from that set forth in paragraph (a) above by the percentage set forth opposite that rating:

Rating	Percentage
BB+	.25%
BB	.50%
BB-	.75%
B+ or below	1.00%
          If, following an interest rate adjustment, Moody’s or S&P subsequently increases or decreases its rating to any of the threshold ratings set forth above, the interest rate of this Note will be increased or decreased such that the interest rate for this Note equals the interest rate set forth in paragraph (a) above plus (1) the interest rate adjustment, if any, then in effect resulting from an increase or decrease in the other Rating Agency’s rating and (2) the percentage set forth opposite the applicable rating from the applicable table above for the Rating Agency that increased or decreased its rating. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for this Note be reduced to below the interest rate set forth in paragraph (a) above, and (2) the total increase in the interest rate on this Note exceed 2.00% above the interest rate set forth in paragraph (a) above. If, following an interest rate adjustment, Moody’s increases its rating to Baa3 or higher and S&P increases its rating to BBB- or higher, the interest rate of this Note will remain at, or be decreased to, as the case may be, the interest rate set forth in paragraph (a) above and no subsequent downgrades in a rating shall result in an adjustment of the interest rate on this Note as provided herein.
          If either Moody’s or S&P ceases to provide a rating, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the Rating Agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above, and the required ratings increase set forth in the last sentence of the preceding paragraph shall only apply to the Rating Agency continuing to provide the rating. No adjustments in the interest rate of this Note shall be made solely as a result of either Moody’s or S&P (but not both) ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the interest rate set forth in paragraph (a) above.
     Any interest rate increase or decrease, as described above, will take effect from the first day of the Interest Period during which a rating change requires an adjustment in the interest rate.
     (c) Additional Interest. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of October 20, 2006, between the Company and the initial purchasers named therein (the “Registration Agreement”). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 360th day following the date of the original issuance of the Notes (each such event referred to as a “Registration Default”), interest (the “Additional Interest”) shall accrue (in addition to stated interest on the Notes) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Notes; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 90th day after the first such Registration Default (and each successive 90th day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Additional Interest accrue at a rate in excess of 1.00% per annum. The Additional Interest will be payable in cash semiannually in arrears each April 15 and October 15.
3. Paying Agent, Registrar and Service Agent
          Initially, the Trustee will act as paying agent, registrar and service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as paying agent, registrar, co-registrar or service agent.
4. Defaults and Remedies; Waiver
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, subject to certain limitations, may declare all the Notes due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding Notes will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Notes.
          Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnification. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.
          At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07 of the Indenture and (ii) any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal amount of premium, if any, and accrued and unpaid interest on a Note. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
5. Amendment
          In addition to any supplemental indenture otherwise authorized by the Indenture, the Company and the Trustee may from time to time and at any time enter into supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of any Holder of Notes, for one or more of the following purposes: (i) to evidence the succession of another person to the Company and the assumption by such successor of the Company’s covenants, agreements and obligations; (ii) to surrender any right or power conferred upon the Company by the Indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default; (iii) to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any Holders of Notes; (v) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture thereto under the Trust Indenture Act as then in effect; (vi) to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons in any material respect or permit or facilitate the issuance of Notes in uncertificated form; (vii) to secure or guarantee the Notes; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to add to, change, or eliminate any of the provisions of the Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (A) neither apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; or (x) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee.
          With the written consent (as evidenced as provided in Section 9.02 of the Indenture) of the Holders of at least a majority in principal amount of the Notes at the time outstanding affected by such amendment (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and the Trustee, may amend the Indenture without notice to any Holder; provided that no such amendment shall, without the consent of the Holders of each Note then outstanding and affected thereby, (i) change the percentage of principal amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or extend the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or add redemption provisions to any Note; (v) make any Note payable in money other than that stated in the Note; or (vi) make any change in the Sections of the Indenture relating to waivers of past defaults and the rights of Holders to receive payments, or in the foregoing amendment and waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          Any consent to an amendment or a waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Any Holder or subsequent Holder may revoke its consent if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend.
6. Obligations Absolute
          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
7. Sinking Fund
          The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.
8. Denominations; Transfer; Exchange
          The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in addition thereto. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes.
          The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer or exchange of Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.
9. Further Issues
          The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.
10. Optional Redemption
          The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate, plus 25 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case, accrued and unpaid interest on the Notes to the redemption date; provided that if the date fixed for redemption is a date on or after the Record Date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the relevant Record Date.
          “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
          “Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Reference Treasury Dealers” means (a) J.P. Morgan Securities Inc., (b) Barclays Capital Inc. and (c) two additional primary dealers of U.S. government securities in New York City that the Company appoints to act as a Reference Treasury Dealer from time to time, in each case and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company shall substitute another primary dealer of U.S. government securities.
          “Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week,

appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date fixed as a redemption date.
11. Persons Deemed Owners
          The ownership of Notes shall be proved by the register maintained by the Registrar.
12. No Recourse Against Others
          A director, officer, employee or shareholder, as such, of any Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.
13. Discharge and Defeasance
          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.
14. Unclaimed Money
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.
16. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Rule 144A Information
          The Company will furnish to Holders of the Notes and to prospective investors, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
19. Change of Control Offer
          Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of such conflict.
          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; in denominations as set forth in the Indenture. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this provision applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
          The Company’s obligation to repurchase Notes pursuant to a Change of Control Offer shall terminate following a Covenant Defeasance pursuant to Section 8.03 of the Indenture.
          “Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).
          “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock; or (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

          “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Certificate; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both, as the case may be.
          “S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM
          For value received                     hereby sell(s), assign(s) and transfer(s) unto                     (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
          In connection with any transfer of the within Note occurring prior to the second anniversary of the date of original issuance of such Note, the undersigned confirms that such Note is being transferred:

(1)	☐	To Realogy Corporation; or

(2)	☐	So long as this Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A; or

(3)	☐	To an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is acquiring this Note for its own account, or for the account of such an institutional “accredited investor,” in each case in a transaction involving a minimum principal amount of $250,000 of Notes, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act; or

(4)	☐	In an offshore transaction in accordance with Regulation S under the Securities Act; or

(5)	☐	Pursuant to any exemption from registration under the Securities Act; or

(6)	☐	Pursuant to an effective Registration Statement under the Securities Act.
          Unless one of the boxes above is checked, the Trustee will refuse to register any of the within Notes in the name of any person other than the registered Holder thereof (or hereof); provided, however, that the Trustee may, in its sole discretion, register the transfer of such Notes if it has received such certifications, legal opinions and/or other information as the Company has required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          In addition, if box (3), (4) or (5) above is checked, the Holder must furnish to the Trustee certifications, legal opinions or other information as it or the Company may require to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act of 1933, as amended, and is aware that the sale is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature
Dated:

SCHEDULE OF EXCHANGES, REDEMPTIONS, REPURCHASES
CANCELLATIONS AND TRANSFERS
          The initial principal amount of this Global Note is $                     . The following increases or decreases in this Global Note have been made:

Remaining Principal
			Amount of this	Signature of
	Amount of Decrease in	Amount of Increase in	Global Note Following	Authorized Signatory
Date of Increase or	Principal Amount of	Principal Amount of	such Decrease or	of Trustee or
Decrease	this Global Note	this Global Note	Increase	Custodian

Annex 1 to
Exhibit A
Form of Certificate to be Delivered in Connection with
Transfers to Institutional Accredited Investors
[Date]
[Trustee]
Attention: Corporate Trust Administration
Dear Sirs:
          This certificate is delivered to request a transfer of $                     principal amount of the 6.15 % Senior Notes Due 2011 (the “Securities”) of Realogy Corporation (the “Company”).
     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:
     Name:
     Address:
     Taxpayer ID Number:
     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) so long as this Security is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (c)

to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a transaction involving a minimum principal amount of $250,000 of securities, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, (d) in an offshore transaction in accordance with Regulation S under the Securities Act, (e) pursuant to any exemption from registration under the Securities Act or (f) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (c), (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee. [We certify that we are not, and have not been, an affiliate of the Company.][We certify that we were not an affiliate of the Company at any time during the three months preceding the date of any offer, sale or other transfer of Securities.]
          TRANSFEREE:
          BY:

Annex 2 to
Exhibit A
Form of Certificate to be Delivered in Connection with
Transfers Pursuant to Regulation S
[Trustee]
Attention: Corporate Trust Administration
Re: Realogy Corporation
6.15 % Senior Notes Due 2011 (the “Securities”)
Ladies and Gentlemen:
     In connection with our proposed sale of $                     aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (a) the offer of the Securities was not made to a person in the United States;
     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     In addition, if the sale is being made during a restricted period, we represent that the sale is not being made to a United States person or for the account or benefit of a United States person.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
     Very truly yours,
     TRANSFEREE:
     BY